Exhibit 4.2

RESTRICTED SECURITIES SEE LEGENDS ON REVERSE SIDE This Certifies that *SPECIMEN* Zero (00000000) of State Street Corporation transferable only on the books of the corporation by the holding herepfine person or by money upon surrender of this certificate properly endorsed. In Witness inherent the said corporation has caused this certificate to be signed by tits authorized officers and its corporate leaf to be Vice President © Goes 726 Treasurer

NOTICE THE SIGNATURE OF THIS ASSIGMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT AUERATION ENLARASEMENT OR ANY CHANGE WHATEVER State Street Corporation (the “Company”) will furnish without charge, to each shareholder who so requests, a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company and the qualifications, limitations or restrictiohs of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Articles of Organization of the Company, as amended, and the resolutions of the Board of Directors of the Company, and the authority of the Board of Directors to determine variations for future series. Such requests may be made to the office of the Secretary of the Company or to the transfer agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives, to give the Company a bond to indemnify it and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate. The securities represented by this instrument are not savings accounts, deposits or other obligations of a bank and are not insured by the federal deposit insurance corporation or any other governmental agency. The Company has more than one class of stock authorized to be issued. The Company will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Company as set forth in the Articles of Organization of the Company and amendments thereto as filed with the Secretary of the Commonwealth of Massachusetts.